SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 30, 2004

                               BOSS HOLDINGS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        0-23204                                           58--1972066
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


                              221 West First Street
                             Kewanee, Illinois 61443
                    ---------------------------------------
                    (Address of Principal Executive Offices)

                                 (800) 447-4581
                         -------------------------------
                         (Registrant's Telephone Number)

Item 9.01.        Financial Statements and Exhibits.

On July 30, 2004, Boss Manufacturing Company purchased all outstanding shares of common stock of privately-held Galaxy Balloons, Incorporated, an Ohio corporation ("Galaxy"). Galaxy is a Cleveland, Ohio based manufacturer and distributor of imprinted and personalized balloons, balls, toys, inflatable goods and other miscellaneous premium items. The registrant previously filed an 8-K reporting the completion of the transaction.

The following financial statements of the business acquired and pro forma financial information are filed as a part of this report:

(a)  Financial Statements of Business Acquired

     The balance sheets of Galaxy Balloons, Incorporated as of March 31, 2004 and December 31, 2003 and the related statements of income and retained earnings and cash flows for the period ended March 31, 2004 and 2003 and for the year ended are December 31, 2003 are set forth herein beginning on page 4.

(b)  Pro Forma Financial Information

     Unaudited proforma balance sheet of the Company as of March 27, 2004, and unaudited pro forma statements of income of the Company as of the periods ending March 27, 2004 and December 27, 2003 are set forth herein beginning on page 11.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSS HOLDINGS, INC.



By:  /s/ J. Bruce Lancaster
     --------------------------------------------
     J. Bruce Lancaster, Executive Vice President



Date: October 13, 2004

McGladrey & Pullen
Certified Public Accountants




Report of Independent Registered Public Accounting Firm

To the Board of Directors
Galaxy Balloons, Incorporated
Lakeland, Ohio

We have audited the accompanying balance sheet of Galaxy Balloons, Incorporated as of December 31, 2003, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2003 financial statements referred to above present fairly, in all material respects, the financial position of Galaxy Balloons, Incorporated as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Davenport, Iowa
May 21, 2004




McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.

Galaxy Balloons, Incorporated

Balance Sheets

                                                           March 31,
                                                            2004      December 31,
Assets                                                   (Unaudited)      2003
----------------------------------------------------------------------------------
Current Assets:
  Cash ...............................................   $      100   $      100
  Accounts receivable, net of allowance for doubtful
    accounts 2004 $24,665; 2003 $24,917 ..............      696,024      493,214
  Inventories ........................................      571,886      484,614
  Other current assets ...............................      106,326       66,187
                                                         -----------------------
        Total current assets .........................    1,374,336    1,044,115
                                                         -----------------------

Property and Equipment, net ..........................      605,395      628,412
                                                         -----------------------

Goodwill .............................................      171,111      171,111
                                                         -----------------------

Deposits .............................................       20,962       20,462
                                                         -----------------------
                                                         $2,171,804   $1,864,100
                                                         =======================


Liabilities and Stockholders' Equity
----------------------------------------------------------------------------------
Current Liabilities:
  Current portion of long-term debt ..................   $  151,500   $  150,100
  Bank line of credit ................................      336,162       30,756
  Accounts payable ...................................      208,911      207,392
  Accrued payroll and related expenses ...............      186,466      241,057
  Accrued profit sharing .............................       15,000       60,000
  Outstanding checks in excess of bank balance .......       81,023       28,786
  Other accrued liabilities ..........................       60,318       49,319
                                                         -----------------------
        Total current liabilities ....................    1,039,380      767,410
                                                         -----------------------

Long-Term Debt, net of current portion ...............      119,030      157,199
                                                         -----------------------

Stockholders' Equity:
  Common stock, no par value; authorized 750 shares;
    issued 450 shares; outstanding 400 shares ........       45,000       45,000
  Retained earnings ..................................      988,394      914,491
                                                         -----------------------
                                                          1,033,394      959,491
  Less 50 treasury shares, at cost ...................       20,000       20,000
                                                         -----------------------
        Total stockholders' equity ...................    1,013,394      939,491
                                                         -----------------------
                                                         $2,171,804   $1,864,100
                                                         =======================

See Notes to Financial Statements.

Galaxy Balloons, Incorporated

Statements of Income and Retained Earnings

                                             Quarter Ended March 31,
                                           --------------------------    Year Ended
                                               2004           2003      December 31,
                                           (Unaudited)    (Unaudited)       2003
------------------------------------------------------------------------------------
Net sales ..............................   $ 1,504,495    $ 1,212,730    $ 7,181,453

Cost of sales ..........................     1,055,422        946,389      5,089,214
                                           -----------------------------------------

        Gross profit ...................       449,073        266,341      2,092,239

Selling expenses .......................        64,989         85,967        375,387

Operating expenses .....................       294,821        285,793      1,397,039
                                           -----------------------------------------

        Operating income (loss) ........        89,263       (105,419)       319,813
                                           -----------------------------------------

Other income (expenses):
  Interest, net ........................        (5,327)        (8,710)       (39,491)
  Bank charges and fees ................       (10,043)        (6,427)       (35,504)
  Loss on disposal of equipment ........            --             --        (15,900)
  Miscellaneous, net ...................            10             --         10,314
                                           -----------------------------------------
                                               (15,360)       (15,137)       (80,581)
                                           -----------------------------------------

        Net income (loss) ..............        73,903       (120,556)       239,232

Retained earnings, beginning of period .       914,491        710,209        710,209
Less distributions to stockholder ......            --             --        (34,950)
                                           -----------------------------------------
        Retained earnings, end of period   $   988,394    $   589,653    $   914,491
                                           =========================================

See Notes to Financial Statements.

Galaxy Balloons, Incorporated

Statements of Cash Flows

                                                             Quarter Ended March 31,
                                                             ------------------------   Year Ended
                                                                 2004        2003      December 31,
                                                             (Unaudited)  (Unaudited)     2003
---------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
  Net income (loss) .......................................   $  73,903    $(120,556)   $ 239,232
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation ..........................................      23,017       22,605       97,042
    Amortization ..........................................          --       12,500       43,800
    Impairment of intangibles .............................          --           --       21,335
    Loss on disposal of equipment .........................          --           --       15,900
    Changes in assets and liabilities:
      (Increase) decrease in:
        Accounts receivable ...............................    (202,810)     (61,789)      22,806
        Inventories .......................................     (87,272)    (448,677)    (101,028)
        Other current assets ..............................     (40,139)     123,312       76,300
        Deposits ..........................................        (500)          --           --
      Increase (decrease) in:
        Accounts payable ..................................       1,519      137,742       21,815
        Accrued liabilities ...............................     (88,592)    (109,893)      42,665
                                                              -----------------------------------
        Net cash provided by (used in) operating activities    (320,874)    (444,756)     479,867
                                                              -----------------------------------

Cash Flows from Investing Activities:
  Proceeds from disposition of equipment ..................          --           --       16,369
  Purchases of property and equipment .....................          --      (56,040)    (151,258)
                                                              -----------------------------------
        Net cash (used in) investing activities ...........          --      (56,040)    (134,889)
                                                              -----------------------------------

Cash Flows from Financing Activities:
  Increase in checks in excess of bank balance ............      52,237      129,667       28,786
  Net borrowings (repayments) on revolving line of credit .     305,406      114,345     (478,634)
  Repayment of long-term obligations ......................     (36,769)     (97,570)    (216,115)
  Distributions to stockholder ............................          --           --      (34,950)
                                                              -----------------------------------
        Net cash provided by (used in) financing activities     320,874      146,442     (700,913)
                                                              -----------------------------------

        (Decrease) in cash ................................          --     (354,354)    (355,935)

Cash:
  Beginning ...............................................         100      356,035      356,035
                                                              -----------------------------------
  Ending ..................................................   $     100    $   1,681    $     100
                                                              ===================================

Supplemental Disclosure of Cash Flows Information,
  cash payments for interest ..............................   $   5,327    $   8,710    $  39,130

See Notes to Financial Statements.

Galaxy Balloons, Incorporated

Notes to Financial Statements
--------------------------------------------------------------------------------


Note 1.  Nature of Business and Summary of Significant Accounting Policies

Nature of business:

  Galaxy Balloons, Incorporated ("the Company") is engaged in the specialty advertising and imprinting business, selling to a diverse group of customers located throughout the United States.

Significant accounting policies:

  Fiscal year: The Company maintains a calendar based fiscal year ending December 31.

  Interim financial information: The accompanying financial statements and related footnote data as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are unaudited, but include all normal and recurring adjustments, which are in the opinion of management, necessary for a fair presentation. The financial data for the interim periods presented may not necessarily reflect the results to be anticipated for the complete year.

  Use of estimates in the preparation of financial statements: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. The provision for doubtful accounts charged to expense was $3,600, $3,752, and $21,674 for the three months ended March 31, 2004 and 2003 (unaudited) and the year ended December 31, 2003, respectively.

  Revenue recognition: The Company recognizes revenue and provides for the estimated cost of returns and allowances in the period goods are shipped to the customer. Sales in any single foreign geographic area or to any single customer did not exceed 10% of net sales.

  Shipping and handling fees and costs: Shipping and handling charges to customers are included in revenue. Shipping and handling costs incurred by the Company are included in cost of goods sold.

  Warranty costs and returns: The Company provides for estimated warranty costs and returns at the time of sale. Accrued costs of warranty obligations and returns are classified as accrued liabilities and are immaterial to the financial statements as a whole.

  Advertising costs: The Company generally expenses the cost of advertising the first time advertising takes place. Costs of trade shows and developing advertising materials are expensed at the time of the trade shows or as the advertising materials are produced and distributed to customers. Advertising expense totaled $19,060, $24,129, and $119,283 for the three months ended March 31, 2004 and 2003 (unaudited) and the year ended December 31, 2003, respectively.

  Inventories: Inventory, consisting of raw materials, is valued at the lower of cost or market using the average cost method, which approximates the first-in, first-out (FIFO) method.

  Property and equipment and depreciation: Property and equipment is recorded at historical cost. The Company provides for depreciation using the straight-line method over the following estimated useful lives:

                                                                           Years
                                                                          ------

    Machinery and equipment                                               5 - 12
    Office furniture and equipment                                        5 - 12

  Goodwill: The excess of amounts paid for business acquisitions over the net fair value of the assets acquired and liabilities assumed (goodwill) is carried as an asset. Effective January 1, 2002, the Company adopted Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, (SFAS No.
  142). Under SFAS No. 142, goodwill and intangible assets with an indefinite life are no longer subject to amortization. SFAS No. 142 requires that these assets be reviewed for impairment at least annually. An impairment charge is recognized only when the calculated fair value of a reporting unit, including goodwill, is less than its carrying amount. Based on a review completed in December 2003, the Company believes that no goodwill impairment existed as of December 31, 2003. In accordance with SFAS No. 142, the Company will complete an impairment analysis on an annual basis. Prior to the adoption of SFAS No. 142, the Company had been amortizing goodwill over 15 years and had recorded total amortization of $28,888.

  Long-lived assets: Long-lived assets, including intangibles, are evaluated when indicators of impairment are present. Provisions for possible losses are recorded when undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. During the year ended December 31, 2003, operating expenses included a charge of $21,335 related to the impairment of an acquired intangible.

  Income taxes: The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses, and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements. Also no provision has been made for any amounts, which may be advanced or paid as dividends to the stockholders to assist them in paying their personal income taxes on the income of the Company.

  As of December 31, 2003, the Company's reported net assets exceed their tax bases by approximately $201,000. Accordingly, if the election was terminated on that date, a deferred tax liability of approximately $80,000 would be recognized by a charge to income tax expense.

  Fair value of financial instruments: The Company's financial instruments consist of accounts receivable, accounts payable, outstanding checks in excess of bank balance, and long-term debt. The carrying values of accounts receivable, accounts payable, and outstanding checks in excess of bank balance approximate fair value due to their relatively short-term nature. The carrying value of the long-term debt approximates fair value based upon borrowing rates currently available to the Company for borrowings with comparable maturities.

  Concentrations of credit risk: The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of accounts receivable.

  Concentrations of credit risk with respect to accounts receivable are limited due to the diversity of the Company's customer base. The Company's management has established certain credit requirements that its customers must meet before sales credit is extended. The Company generally does not require collateral, but monitors the financial condition of its customers to help ensure collections and to minimize losses. Historically, the Company has not experienced significant losses related to accounts receivable from individual customers or from groups of customers in any geographic area.

Note 2.  Property and Equipment

Property and equipment as of December 31, 2003 is as follows:

  Machinery and equipment ................................            $1,345,657
  Office furniture and equipment .........................               152,080
                                                                      ----------
                                                                       1,497,737
  Less accumulated depreciation ..........................               869,325
                                                                      ----------
                                                                      $  628,412
                                                                      ==========

Note 3.  Long-Term Obligations

Long-term debt as of December 31, 2003 is as follows:

  Term notes payable, bank, due in monthly payments of
    $13,594, including interest at 5.45% through
    December 2005,  collateralized  by substantially all
    the assets of the Company ....................................      $307,299
  Less current maturities ........................................       150,100
                                                                        --------
                                                                        $157,199
                                                                        ========

Scheduled principal payments of long-term debt are as follows:

  Year ending:
    December 31, 2004 ..................................                $150,100
    December 31, 2005 ..................................                 157,199
                                                                        --------
                                                                        $307,299
                                                                        ========

On December 23, 2002, the Company entered into a Loan and Security Agreement (the "Credit Agreement") with a commercial bank. The Credit Agreement provides for a revolving credit facility of $1,000,000 and expires on June 30, 2004. Interest is payable monthly according to the prime rate, as cited in the Wall Street Journal, which was 4.0% at December 31, 2003. As of December 31, 2003, the Company had borrowings of $30,756 on the revolving credit facility. Availability under this credit agreement was $969,244 as of December 31, 2003.

The Credit Agreement includes certain restrictive covenants and requires maintenance of certain financial ratios including minimum working capital, debt service coverage, and debt to tangible net worth. The Company's accounts receivable and inventories secure the credit facility.

Note 4.  Commitments and Contingencies

Leases:

  The Company leases certain office and operating facilities under an operating lease agreement that expires in 2006. Rent expense under this lease was $36,000, $30,000, and $120,000 for the three months ended March 31, 2004 and 2003 (unaudited) and the year ended December 31, 2003, respectively.

  The following is a schedule by year of future minimum payments under the operating lease agreements:

    Year ending:
      December 31, 2004 ...................................             $144,000
      December 31, 2005 ...................................              144,000
      December 31, 2006 ...................................              144,000
                                                                        --------
        Total minimum lease payments ......................             $432,000
                                                                        ========

Litigation:

  The Company is a party to various legal actions incident to the normal operation of its business. These lawsuits primarily involve claims for damages arising out of commercial disputes. Management believes the ultimate disposition of these matters should not materially impact the Company's financial position or liquidity.

Note 5.  Employee Benefit Plans

A majority of the Company's employees are covered by a noncontributory profit sharing plan. This plan provides for discretionary employer contributions. Provisions under the plan were $15,000, none, and $60,000 for the three months ended March 31, 2004 and 2003 (unaudited) and the year ended December 31, 2003, respectively.

                      Boss Holdings, Inc. and Subsidiaries

            Unaudited Pro Forma Consolidated Condensed Balance Sheet
                                 March 27, 2004
                  (Dollars in Thousands, Except Per Share Data)

                                                                 Boss       Galaxy
                                                               Holdings,   Balloons,    Pro Forma
Assets                                                           Inc.    Incorporated  Adjustments    Pro Forma
---------------------------------------------------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents ................................   $  3,999    $     --    $ (3,418)  (A)
                                                                                          1,143   (B) $  1,724
  Accounts receivable, net .................................      6,181         696          --          6,877
  Inventories ..............................................     10,738         572          --         11,310
  Prepaid expenses and other ...............................        349         106          --            455
                                                               ----------------------------------------------
        Total current assets ...............................     21,267       1,374      (2,275)        20,366
                                                               ----------------------------------------------

Property and Equipment, net ................................      3,108         606         122   (A)    3,836
                                                               ----------------------------------------------

Assets Held for Sale .......................................      1,694          --          --          1,694
                                                               ----------------------------------------------

Goodwill ...................................................         --         171       2,312   (A)    2,483
Other Assets ...............................................        194          21         220   (A)      435
                                                               ----------------------------------------------
        Total Assets .......................................   $ 26,263    $  2,172    $    379       $ 28,814
                                                               ==============================================

Liabilities and Stockholders' Equity
-------------------------------------------------------------------------------------------------------------
Current Liabilities:
  Current portion of long-term debt ........................   $    340    $    152    $    125   (A)
                                                                                             98   (B) $    715
  Bank line of credit ......................................         --         336        (336)  (B)       --
  Accounts payable .........................................        659         209          --            868
  Accrued payroll and related expenses .....................        427         201          --            628
  Outstanding checks in excess of bank balance .............       --            81          --             81
  Other accrued liabilities ................................      1,083          60          --          1,143
                                                               -----------------------------------------------
        Total current liabilities ..........................      2,509       1,039        (113)         3,435
                                                               -----------------------------------------------

Long-Term Debt, net of current portion .....................      2,767         119         125   (A)
                                                                                          1,381   (B)    4,392
                                                               -----------------------------------------------

Deferred Compensation ......................................        165          --          --            165
                                                               -----------------------------------------------

Stockholders' Equity:
  Common stock, $.25 par value; authorized 10,000,000 shares        483          --          --            483
  Common stock, no par value; authorized 750 shares ........         --          45         (45)  (A)       --
  Additional paid-in capital ...............................     67,375          --          --          67,375
  Retained earnings (deficit) ..............................    (45,161)        989        (989)  (A)   (45,161)
  Accumulated other comprehensive (loss) ...................       (125)         --          --            (125)
                                                               ------------------------------------------------
                                                                 22,572       1,034      (1,034)         22,572
  Less: 13,654 treasury shares, at cost ....................      1,750          --          --           1,750
  Less: 50 treasury shares, at cost ........................         --          20         (20)  (A)        --
                                                               ------------------------------------------------
        Total stockholders' equity .........................     20,822       1,014      (1,014)         20,822
                                                               ------------------------------------------------
        Total Liabilities and Stockholders' Equity .........   $ 26,263    $  2,172    $    379        $ 28,814
                                                               ================================================

                      Boss Holdings, Inc. and Subsidiaries

         Unaudited Pro Forma Consolidated Condensed Statement of Income
                 For the Three Month Period Ended March 27, 2004
                  (Dollars in Thousands, Except Per Share Data)


                                       Boss      Galaxy
                                    Holdings,   Balloons,     Pro Forma
                                       Inc.    Incorporated  Adjustments        Pro Forma
-----------------------------------------------------------------------------------------
Net sales .......................   $ 10,182    $  1,504      $    --            $ 11,686

Cost of sales ...................      6,381       1,055            4      (C)      7,440
                                    -----------------------------------------------------
        Gross profit ............      3,801         449           (4)              4,246

Operating expenses ..............      3,706         360            9      (D)      4,075
                                    -----------------------------------------------------
        Operating income ........         95          89          (13)                171
                                    -----------------------------------------------------

Other income and (expenses):
  Interest, net .................        (35)         (5)         (12)     (E)        (52)
  Other, net ....................         16         (10)          --                   6
                                    -----------------------------------------------------
                                         (19)        (15)         (12)                (46)
                                    -----------------------------------------------------
        Income before income tax
        expense .................         76          74          (25)                125

Income tax (expense) ..............         --          --         (4)     (F)         (4)
                                    -----------------------------------------------------

        Net income ..............   $     76    $     74     $    (29)           $    121
                                    =====================================================


Basic Earnings Per Common Share .   $   0.04                                     $   0.06
Diluted Earnings Per Common Share   $   0.03                                     $   0.06

                      Boss Holdings, Inc. and Subsidiaries

         Unaudited Pro Forma Consolidated Condensed Statement of Income
                      For the Year Ended December 27, 2003
                  (Dollars in Thousands, Except Per Share Data)


                                       Boss      Galaxy
                                    Holdings,   Balloons,     Pro Forma
                                       Inc.    Incorporated  Adjustments        Pro Forma
-----------------------------------------------------------------------------------------
Net sales .......................   $ 35,932    $  7,181     $     --            $ 43,113

Cost of sales ...................     21,832       5,089           14      (C)     26,935
                                    -----------------------------------------------------
        Gross profit ............     14,100       2,092          (14)             16,178

Operating expenses ..............     13,683       1,772           36      (D)     15,491
                                    -----------------------------------------------------
        Operating income ........        417         320          (50)                687
                                    -----------------------------------------------------

Other income and (expenses):
  Interest, net .................        (87)        (39)         (44)     (E)       (170)
  Gain on marketable securities .         96          --           --                  96
  Other, net ....................        209         (42)          --                 167
                                    -----------------------------------------------------
                                         218         (81)         (44)                 93
                                    -----------------------------------------------------
        Income before income tax
        expense .................        635         239          (94)                780

Income tax (expense) ............         (7)         --          (12)     (F)        (19)
                                    -----------------------------------------------------

        Net income ..............   $    628    $    239     $   (106)           $    761
                                    =====================================================

Basic earnings per common share .   $   0.32                                     $   0.39
Diluted earnings per common share   $   0.30                                     $   0.36

                      Boss Holdings, Inc. and Subsidiaries

    Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements
                 (Dollars in Thousands, Except Per Share Data)



Note 1 - Description of Acquisition

On July 30, 2004, Boss Holdings, Inc. and Subsidiaries ("Boss") purchased all outstanding shares of common stock of Galaxy Balloons, Incorporated ("Galaxy"), an Ohio corporation, through a business combination under the purchase method of accounting in accordance with SFAS No. 141. The base purchase price was $3,300, of which $3,100 was paid in cash at closing with the remaining balance payable in two equal installments of $100 on the first and second anniversary of the acquisition. The cash payment was financed in part through a $1,750 term loan from Bank One, N.A. The agreement also provides for an additional $400 of earn-out payments if Galaxy's financial performance during fiscal years 2005 through 2007 exceeds specified benchmarks. This contingent consideration has not been reflected in the pro forma information. The acquisition is further described in a Form 8-K filed by Boss on July 30, 2004.

Note 2 - Basis of Presentation

The accompanying unaudited pro forma consolidated condensed financial statements are presented to reflect the acquisition described in Note 1 above. The unaudited pro forma consolidated condensed balance sheet is presented as if the acquisition, accounted for under the purchase method, occurred on March 27, 2004. The unaudited pro forma consolidated condensed statements of operations are presented as if the acquisition of Galaxy occurred on December 29, 2002 and may not be indicative of the results that would have occurred if the acquisition had been effective on the dates indicated or of the results that may be obtained in the future. Since Galaxy has a year-end of December 31, its results of operations for the three months ended March 27, 2004 and the twelve months ended December 27, 2003 were derived from information for three months ended March 31, 2004 (unaudited) and the twelve months ended December 31, 2003, respectively. The accompanying pro forma financial statements should be read in conjunction with the historical financial statements and notes to financial statements of Boss and Galaxy.

Note 3 - Pro Forma Adjustments

The accompanying unaudited pro forma consolidated condensed financial statements include the following:

(A) Adjustments to eliminate the Galaxy equity and adjust the assets to fair value.

The purchase price is estimated as follows:

Base purchase price ................................................     $3,300
Estimated tangible net worth adjustments and closing costs .........        318
Covenant not to compete ............................................         50
                                                                         ------
        Total price ................................................      3,668

Less term note .....................................................       (200)
Less covenant not-to-compete .......................................        (50)
                                                                         ------
        Net cash price .............................................     $3,418
                                                                         ======

Purchase price allocated as follows:

Current assets ...............................................           $1,374
Property and equipment .......................................              728
Identified intangibles and other assets ......................              241
Goodwill .....................................................            2,483
Liabilities assumed ..........................................           (1,158)
                                                                         ------
                                                                         $3,668
                                                                         ======

(B) Adjustments to eliminate Galaxy debt retired and record the new term loan obtained in connection with the Galaxy acquisition.

(C) Adjustment to increase depreciation per the increased asset value resulting from the acquisition appraisal.

(D) Adjustment to record amortization in connection with the value assigned to customer list valuation and covenant not to compete.

(E) Adjustments to increase interest expense to reflect the term loan obtained in connection with the acquisition and reduce interest income resulting from lower cash holdings due to cash used to purchase Galaxy.

(F) Adjustment to increase income tax expense to reflect higher state income tax expense due to earnings from Galaxy.

Note 4 - Net Income Per Common Share

The following table sets forth the computation of proforma basic and diluted earnings per share:

                                                        Quarter
                                                         Ended       Year Ended
                                                       -------------------------
                                                        March 27,   December 27,
                                                          2004          2003
                                                       -------------------------

Numerator for basic and diluted net earnings
  per common share - earnings attributable
  to common stockholders .........................     $      121     $      761
                                                       =========================

Denominator for basic net earnings per
  common share - weighted average shares
  outstanding ....................................      1,936,000      1,939,000

Effect of dilutive securities, stock
  options ........................................        235,000        164,000
                                                       -------------------------
Denominator for diluted earnings per
  common share ...................................      2,171,000      2,103,000
                                                       =========================

Basic earnings per common share ..................     $     0.06     $     0.39
                                                       =========================

Diluted earnings per common share ................     $     0.06     $     0.36
                                                       =========================